UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At KeyCorp’s 2016 Annual Meeting of Shareholders held on May 19, 2016, shareholders elected all fourteen of the directors nominated by the KeyCorp Board of Directors. Each director received a greater number of votes cast for his or her election than votes against from his or her election, as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as KeyCorp’s independent auditor for 2016, approved on an advisory basis KeyCorp’s executive compensation as described in KeyCorp’s 2016 proxy statement, approved the material terms of KeyCorp’s 2016 Annual Performance Plan as described in KeyCorp’s 2016 proxy statement, and did not approve a shareholder proposal seeking to separate KeyCorp’s Chairman and Chief Executive Officer roles. The final voting results from the meeting are as follows:

Proposal One—Election of Directors

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Bruce D. Broussard	623,297,943	7,792,450	2,508,656	77,922,957
Joseph A. Carrabba	580,705,394	50,539,390	2,354,265	77,922,957
Charles P. Cooley	628,051,417	3,015,923	2,531,708	77,922,957
Alexander M. Cutler	580,037,467	51,068,182	2,493,399	77,922,957
H. James Dallas	622,664,910	8,382,276	2,551,862	77,922,957
Elizabeth R. Gile	628,615,529	2,520,142	2,463,376	77,922,957
Ruth Ann M. Gillis	628,110,104	3,130,093	2,358,852	77,922,957
William G. Gisel, Jr.	626,410,456	4,702,285	2,486,308	77,922,957
Richard J. Hipple	594,507,423	36,534,738	2,566,887	77,922,957
Kristen L. Manos	628,084,500	3,117,833	2,396,716	77,922,957
Beth E. Mooney	607,041,571	22,304,207	4,253,270	77,922,957
Demos Parneros	624,909,648	6,123,128	2,566,273	77,922,957
Barbara R. Snyder	623,315,123	7,978,298	2,305,567	77,922,957
David K. Wilson	628,644,441	2,471,869	2,482,738	77,922,957

Proposal Two—Ratification of the Appointment of Ernst & Young LLP as KeyCorp’s Independent Auditors for 2016

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
697,204,045	12,723,105	1,594,856	—

Proposal Three—Advisory Approval of KeyCorp’s Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
599,513,143	30,908,487	3,177,418	77,922,957

Proposal Four—Approval of the Material Terms of KeyCorp’s 2016 Annual Performance Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
609,396,471	22,089,716	2,110,862	77,922,957

Proposal Five—Shareholder Proposal Seeking to Separate Chairman and Chief Executive Officer Roles

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
165,595,036	465,331,481	2,672,379	77,922,957

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: May 20, 2016

/s/ Paul N. Harris
	By:	Paul N. Harris
Secretary and General Counsel